Exhibit 4.2

THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND REGISTRATION OR QUALIFICATION UNDER ANY OTHER SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

AQUESTIVE THERAPEUTICS, INC.

FORM OF COMMON STOCK PURCHASE WARRANT

WHEREAS, capitalized terms used herein shall have the meanings ascribed to such terms in Section 9 hereof;

WHEREAS, the Company and the Holder have entered into that certain Purchase Agreement dated as of November 3, 2020 (as amended, modified or supplemented, the “Purchase Agreement”) pursuant to which the Company agreed to issue this Warrant to the Holder; and

WHEREAS, the Company and the Holder desire to set forth herein the rights and obligations of the Company and the Holder both prior to and following the exercise of this Warrant;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby issues this Warrant to the Holder, and the Company and the Holder hereby agree as follows:

Issue Date: November 20, 2020	Certificate No.

THIS IS TO CERTIFY that _____ and its permitted transferees, successors and assigns (the “Holder”) is the holder of this Warrant (this “Warrant”) entitling the Holder to purchase from Aquestive Therapeutics, Inc., a Delaware corporation (the “Company”), at the price of $5.38 per share (the “Exercise Price”), at any time after the date hereof (the “Issue Date”) and expiring on June 30, 2025 (the “Expiration Date”), up to _______ shares of the fully paid and non-assessable common stock, par value $0.001 per share, of the Company. The maximum number of shares of Common Stock that may be purchased pursuant to this Warrant is referred to herein as the “Aggregate Number”. The Aggregate Number and Exercise Price set forth above shall also be adjusted under certain conditions specified in Section 5 hereof.

SECTION 1.          This Warrant; Transfer and Exchange.

(a)          This Warrant. This Warrant and the rights and privileges of the Holder under this Warrant may be exercised by the Holder in whole or in part as provided herein, shall survive any termination of the Purchase Agreement and, as more fully set forth in Section 1(b) hereof and Section 6 hereof, may, subject to the terms of this Warrant, be transferred by the Holder to any other Person or Persons who meet the requirements set forth herein at any time or from time to time, in whole or in part, regardless of whether the Holder retains any or all rights under the Purchase Agreement.

(b)         Transfer and Exchanges. The Company shall initially record this Warrant on a register to be maintained by the Company and, subject to Section 6 hereof, from time to time thereafter shall reflect the transfer of this Warrant on such register when surrendered for transfer in accordance with the terms of this Warrant and properly endorsed, accompanied by appropriate instructions, and further accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid by the Company in connection with the transfer of this Warrant. Upon any such transfer, a new warrant or warrants shall be issued to the transferee (and to the Holder for the balance of the Aggregate Number in the event this Warrant is only partially transferred), and the surrendered warrant shall be cancelled. This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office, for another warrant or other warrants of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.  Any attempt to transfer this Warrant in violation of the provisions of this Section 1(b) shall be null and void and the Company shall not register or effect any such transfer.

SECTION 2.          Exercise.

(a)         Right to Exercise. At any time after the Issue Date and on or before the Expiration Date, the Holder, in accordance with the terms hereof, may exercise this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Principal Office, together with the notice of exercise in the form attached hereto as Exhibit A and made a part hereof (the “Notice of Exercise”), duly executed, and payment of the Exercise Price per share for each share purchased, as specified in the Notice of Exercise. The aggregate amount (the “Aggregate Exercise Price”) to be paid for the shares to be purchased (the “Exercise Amount”) shall equal the product of (i) the Exercise Amount multiplied by (ii) the Exercise Price. If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day.

(b)          Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made to the Company in cash or other immediately available funds or as provided in Section 2(c) hereof or a combination thereof. In the case of payment of all or a portion of the Aggregate Exercise Price pursuant to Section 2(c) hereof, the direction by the Holder to make a “Cashless Exercise” shall serve as accompanying payment for that portion of the Aggregate Exercise Price.

(c)          Cashless Exercise. If the Company shall receive written notice from the Holder at the time of exercise of this Warrant that the Holder elects to make a “Cashless Exercise” of this Warrant, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price in cash) that number of Warrant Shares computed using the following formula:

where

X =	the number of Warrant Shares to be issued to the Holder;

Y =
the number of Warrant Shares purchasable under this Warrant (at the date of such calculation) or, if only a portion of this Warrant is being exercised, the number of Warrant Shares purchasable under the portion of this Warrant being exercised (at the date of such calculation);

A =	the Fair Market Value Per Share; and

B =	the Exercise Price (as adjusted to the date of such calculation).

(d)        Issuance of Shares of Common Stock. Upon receipt by the Company of this Warrant at the Principal Office in proper form for exercise, and accompanied by the Notice of Exercise and payment of the Aggregate Exercise Price as aforesaid, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock may not then be actually delivered. Within 10 Business Days after such surrender of this Warrant, delivery of the Notice of Exercise and payment of the Aggregate Exercise Price as aforesaid, the Company shall cause its transfer agent to issue the Warrant Shares so purchased to the Holder in book-entry form. Any reference in this Warrant to the issuance of a certificate or certificates representing the Warrant Shares shall also be deemed a reference to the book-entry issuance of such Warrant Shares.

(e)         Fractional Shares. The Company may, but shall not be required to, deliver fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share of Common Stock would be deliverable upon an exercise of this Warrant, the Company may, in lieu of delivering such fraction of a share of Common Stock, make a cash payment to the Holder in an amount equal to the same fraction of the Fair Market Value Per Share.

(f)          Partial Exercise. In the event of a partial exercise of this Warrant, the Company shall issue to the Holder a Warrant in like form for the unexercised portion thereof that has not expired.

(g)          Deemed Automatic Exercise. If, on the Expiration Date, this Warrant remains unexercised (in whole or in part) and the Fair Market Value Per Share is greater than the Exercise Price, then this Warrant shall (automatically and without any action on the part of the Holder) be deemed exercised in full in a “Cashless Exercise” in accordance with Section 2(a) hereof, Section 2(b) hereof and Section 2(c) hereof.

SECTION 3.          Payment of Taxes. The Company shall pay all stamp taxes attributable to the initial issuance of shares or other securities issuable upon the exercise of this Warrant or pursuant to Section 5 hereof, excluding any tax or taxes that may be payable because of a transfer involved in the issuance or delivery of any certificates for shares or other securities issued or delivered upon exercise of this Warrant in a name other than that of the Holder. The Company shall not be required to issue or deliver Warrant Shares to any Person or Persons other than the Holder unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that any such tax has been paid.

SECTION 4.          Replacement Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of an affidavit of loss and indemnity undertaking by the Holder to the Company in customary form, and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest.

SECTION 5.          Adjustments to the Aggregate Number and the Exercise Price.

(a)          The Exercise Price shall be subject to adjustment from time to time as provided in this Section 5 (without duplication, but in each case after taking into consideration any prior adjustments pursuant to this Section 5) upon the occurrence of any of the following events:

(i)          The issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision, combination, split, reverse split or reclassification of the outstanding Common Stock into a greater or smaller number of shares of Common Stock, in which event the Exercise Price shall be adjusted based on the following formula:

N0
E1 = E0 x
N1

where:

E1 =
the Exercise Price in effect immediately after (i) in the case of a dividend or distribution, the start of business on the first date on which the Common Stock can be traded without the right to receive such dividend or distribution (the “Ex-Date”), or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification;

E0 =
the Exercise Price in effect immediately prior to (i) the start of business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification;

N0 =
the number of outstanding shares of Common Stock (including any shares issuable on exercise or conversion of outstanding options, warrants and convertible securities, but excluding any shares held by the Company or any of its subsidiaries) (together, “Common Stock Deemed Outstanding”) immediately prior to (i) the start of business on the record date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification; and

N1 =
the number of shares of Common Stock equal to (i) in the case of a dividend or distribution, the sum of the Common Stock Deemed Outstanding immediately prior to the start of business on the record date for such dividend or distribution plus the total number of shares of Common Stock issued pursuant to such dividend or distribution, or (ii) in the case of a subdivision, combination, split, reverse split or reclassification, the shares of Common Stock Deemed Outstanding immediately after such subdivision, combination, split, reverse split or reclassification.

Such adjustment shall become effective immediately after (i) the start of business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification. If any dividend or distribution or subdivision, combination, split, reverse split or reclassification of the type described in this Section 5(a) is declared or announced but not so paid or made, the Exercise Prices shall again be adjusted to the applicable Exercise Prices that would then be in effect if such dividend or distribution or subdivision, combination, split, reverse split or reclassification had not been declared or announced, as the case may be.

(ii)          The issuance as a dividend or distribution to all holders of Common Stock of evidences of indebtedness, securities (including convertible securities) of the Company or any other Person (other than Common Stock), cash or other property (excluding any dividend or distribution covered by clause (i) above), in which event the Exercise Price will be adjusted based on the following formula:

P-FMV
E1 = E0 x
P

where:

E1 =	the Exercise Price in effect immediately after the start of business on the Ex-Date for such dividend or distribution;

E0 =	the Exercise Price in effect immediately prior to the start of business on the Ex-Date for such dividend or distribution;

P =	the Fair Market Value Per Share as of immediately prior to the start of business on the second Business Day preceding the Ex-Date for such dividend or distribution;

FMV =	the Fair Value of the portion of such dividend or distribution applicable to one share of Common Stock as of the start of business on the date of such dividend or distribution.

Such decrease shall become effective immediately after the start of business on the Ex-Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such dividend or distribution had not been declared or announced.

(iii)          The payment in respect of any tender offer or exchange offer by the Company for shares of Common Stock, where the cash and Fair Value of any other consideration included in the payment per share of Common Stock exceeds the Fair Market Value Per Share as of the start of business on the second Business Day preceding the expiration date of the tender or exchange offer (the “Offer Expiration Date”), in which event the Exercise Price will be adjusted based on the following formula:

(N0 x P) – A
E1 = E0 x
(P x N1)

where:

E1 =	the Exercise Price in effect immediately after the start of business on the Offer Expiration Date;

E0 =	the Exercise Price in effect immediately prior to the start of business on the Offer Expiration Date;

N0 =	the number of shares of Common Stock Deemed Outstanding immediately prior to the expiration of the tender or exchange offer (prior to giving effect to the purchase or exchange of Common Stock);

N1 =	the number of shares of Common Stock Deemed Outstanding immediately after the expiration of the tender or exchange offer (prior to giving effect to the purchase or exchange of Common Stock);

A=	the aggregate cash and Fair Value of any other consideration payable for the shares of Common Stock purchased in such tender offer or exchange offer; and

P =	the Fair Market Value Per Share as of the start of business on the second Business Day preceding the Offer Expiration Date.

An adjustment, if any, to the Exercise Price pursuant to this clause (iii) shall become effective immediately after the close of business on the Offer Expiration Date. In the event that the Company or a subsidiary of the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (iii) to any tender offer or exchange offer would result in an increase in the Exercise Price, no adjustment shall be made for such tender offer or exchange offer under this clause (iii).

(iv)          If any single action would require adjustment of the Exercise Price pursuant to more than one subsection of this Section 5(a), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value relative to the rights and interests of the Holder.

(v)          Notwithstanding this Section 5(a) or any other provision of this Warrant, if an Exercise Price adjustment becomes effective on any Ex-Date, and a Warrant has been exercised on or after such Ex-Date and on or prior to the related record date resulting in the Person issued Common Stock being treated as the record holder of such Common Stock on or prior to the record date, then, notwithstanding the Exercise Price adjustment provisions in this Section 5(a), the Exercise Price adjustment relating to such Ex-Date will not be made. Instead, such Person will be treated as if it were the record owner of such Common Stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(b)          Adjustments to Aggregate Number. Concurrently with any adjustment to the Exercise Price under Section 5(a), the Aggregate Number will be adjusted such that the Aggregate Number in effect immediately following the effectiveness of such adjustment will be equal to the Aggregate Number in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the Exercise Price in effect immediately following such adjustment.

(c)          Certain Distributions of Rights and Warrants.

(i)          Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase the Company’s securities (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):

(1)          are deemed to be transferred with such Common Stock;

(2)          are not exercisable; and

(3)          are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed for purposes of this Section 5 (and no adjustment to the Exercise Price or the Aggregate Number under this Section 5 will be made) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price and the Aggregate Number shall be made under this Section 5 (subject in all respects to Section 5(d) below).

(ii)          If any such right or warrant is subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (subject in all respects to Section 5(d) below).

(iii)          In addition, except as set forth in Section 5(d), in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in clause (ii) above) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price and the Aggregate Number under this Section 5 was made (including any adjustment contemplated in Section 5(d)):

(1)          in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by the holders thereof, the Exercise Price and the Aggregate Number shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a distribution under Section 5(a)(ii), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(2)          in the case of such rights or warrants that shall have expired or been terminated without exercise by the holders thereof, the Exercise Price and the Aggregate Number shall be readjusted as if such rights and warrants had not been issued or distributed.

(d)          Stockholder Rights Plans. If the Company has a stockholder rights plan in effect with respect to the Common Stock, upon exercise of the Warrant the Holder shall be entitled to receive, in addition to the Common Stock, the rights associated therewith under such stockholder rights plan, unless, prior to such exercise, such rights have separated from the Common Stock.

(e)          Restrictions on Adjustments.

(i)          Except in accordance with Sections 5(a) and 5(b), the Exercise Price and the Aggregate Number will not be adjusted for the issuance of Common Stock or other securities of the Company.

(ii)          For the avoidance of doubt, except as otherwise provided in Sections 5(a) and 5(b), neither the Exercise Price nor the Aggregate Number will be adjusted:

(1)	upon the issuance of any shares of Common Stock or other securities or any payments pursuant to any equity incentive plan of the Company;

(2)	upon any issuance of any shares of Common Stock pursuant to the exercise of the Warrant;

(3)	upon the offer and sale of shares of Common Stock by the Company in a primary offering;

(4)	upon the issuance of shares of Common Stock or other securities of the Company in connection with a business acquisition transaction; or

(5)	upon the issuance of any shares of Common Stock or other securities of the Company in any financing transaction with a third party or with the current lenders or their assignees.

(iii)          No adjustment shall be made to the Exercise Price or the Aggregate Number for any of the transactions described in Section 5(a) if the Company makes provisions for participation in any such transaction with respect to the Holder of this Warrant without exercise of the Warrant on the same basis as with respect to the shares of Common Stock issuable hereunder with notice that the Company’s board of directors determines in good faith to be fair and appropriate

(f)          Certificate as to Adjustment. As promptly as reasonably practicable following (i) any adjustment of the Exercise Price or the Aggregate Number or (ii) the receipt by the Company of a written request by the Holder, but in each case in any event not later than ten Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the Aggregate Number or the amount, if any, of other shares of stock or other securities or assets then issuable upon exercise of the Warrant, which certificate shall, in the case of clause (i) above, set forth in reasonable detail any adjustment and the facts upon which it is based.

(g)          Treatment of Warrant upon a Cash Change of Control. In the event of a Change of Control in which the consideration to be received by the Company’s stockholders consists solely of cash (a “Cash Change of Control”), if this Warrant is outstanding immediately prior to such Cash Change of Control, then (i) if the Fair Market Value Per Share is greater than the then applicable Exercise Price, this Warrant shall be automatically exchanged without exercise for the same amount of cash as the Holder would have been entitled to receive upon the occurrence of such Cash Change of Control if this Warrant had been exercised in full pursuant to Section 2(c) hereof immediately prior to such Cash Change of Control, and (ii) if the Fair Market Value Per Share is less than or equal to the then applicable Exercise Price, this Warrant will expire immediately prior to the consummation of such Change of Control. If this Warrant is exchanged in accordance with clause (i) above, the Company shall pay or deliver to the Holder the cash so contemplated promptly following the consummation of the Cash Change of Control.

(h)          Treatment of Warrant upon Any Other Change of Control. If, at any time while this Warrant is outstanding, the Company consummates a Change of Control that is not a Cash Change of Control, then:

(1)          if the cash consideration (if any) per Warrant Share is greater than the then applicable Exercise Price, this Warrant shall be automatically exchanged without exercise for the same amount and kind of cash, securities or other property as the Holder would have been entitled to receive upon the occurrence of such Change of Control if this Warrant had been exercised in full pursuant to Section 2(c) hereof immediately prior to such Change of Control, it being understood that if this Warrant is exchanged in accordance with this subclause (1) above, the Company shall pay or deliver to the Holder the cash, securities or other property so contemplated promptly following the consummation of the Change of Control; or

(2)          if the cash consideration (if any) per Warrant Share is less than or equal to the then applicable Exercise Price, the Holder shall have the right thereafter to receive, upon exercise of this Warrant (in whole at any time or in part from time to time), the same amount and kind of securities, cash or property as the Holder would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, a holder of the number of Warrant Shares then issuable upon such exercise of this Warrant (the “Alternate Consideration”); in such case, appropriate adjustment (in form and substance reasonably satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 5 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any securities, cash or property thereafter acquirable upon exercise of this Warrant (including, in the case of any Change of Control, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such Change of Control transaction, and a corresponding immediate adjustment to the number of Warrant Shares exercisable upon exercise of this Warrant, if the value so reflected is less than the Exercise Price in effect immediately prior to Change of Control). If this subclause (2) shall be applicable, the Company shall not effect any such Change of Control unless, prior to or simultaneously with the consummation thereof, any successor to the Company, any surviving entity or the Person purchasing or otherwise acquiring such assets or other appropriate Person shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive and the other obligations under this Warrant.

SECTION 6.          Transfers of this Warrant and the Warrant Shares.

(a)          Generally. Subject to compliance with applicable U.S. federal and state securities Laws and the restrictions set forth in this Section 6, the Holder may transfer this Warrant and the Warrant Shares in whole or in part to any Person, and, upon the reasonable request of the Holder, the Company agrees that it shall use commercially reasonable efforts to promptly assist the Holder in making any such transfer in compliance with any applicable U.S. federal and state securities Laws. This Warrant has not been, and the Warrant Shares at the time of their issuance may not be, registered under the Securities Act. For a transfer of this Warrant as an entirety by the Holder, upon surrender of this Warrant to the Company, together with the notice of assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant of the same denomination to the assignee. For a transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant to the Company, together with the notice of assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Holder, and shall issue to the Holder a new Warrant covering the number of Warrant Shares in respect of which this Warrant shall not have been transferred.

(b)          Representations by the Holder. The Holder, by its acceptance of this Warrant, represents and warrants to the Company as follows:

(i)          this Warrant has been acquired by the Holder, and any Warrant Shares to be acquired by the Holder will be acquired, for the account of the Holder for investment purposes for its own account and not with a view to or for sale in connection with any distribution or reselling thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction;

(ii)          the Holder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act;

(iii)          the Holder is experienced in evaluating and investing in companies engaged in businesses similar to that of the Company;

(iv)          the Holder understands that investment in this Warrant (and any Warrant Shares that the Holder acquires) involves substantial risks;

(v)          the Holder has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in this Warrant (and any Warrant Shares that the Holder acquires) and is able to bear the economic risk of that investment; and

(vi)          the Holder understands that this Warrant is, and the Warrant Shares may be, characterized as “restricted securities” under the U.S. federal securities Laws inasmuch as they are being (or may be) acquired from the Company in a transaction not involving a public offering and that under such Laws this Warrant and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances and, accordingly, the Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(c)          Transfer Restrictions Regarding This Warrant. This Warrant (or any warrants represented hereby) may only be sold, in whole or in part, (i) pursuant to an effective registration statement covering the resale by the Holder of this Warrant under the Securities Act or (ii) pursuant to an exemption from registration under the Securities Act and, if reasonably required by the Company, upon delivery to the Company of a customary opinion of legal counsel (which may rely on customary certificates and representations), certifications or other evidence to establish that such registration is not required under the Securities Act.

(d)          Transfer Restrictions Regarding Warrant Shares. If the Warrant Shares are not registered at the time of issuance, then any Warrant Shares may only be sold (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an exemption from registration under the Securities Act and upon delivery to the Company of a customary opinion of legal counsel (which may rely on customary certificates and representations), certifications or other evidence as may reasonably be required by the Company in order to determine that such registration is not required under the Securities Act. The Holder acknowledges that the Company may place a restrictive legend on any Warrant Shares issued upon exercise in order to comply with applicable securities Laws, unless such Warrant Shares are sold pursuant to an effective registration statement or are otherwise freely tradable under Rule 144.

SECTION 7.          Covenants. Until the later of (i) the Expiration Date and (ii) the date as of which this Warrant has been exercised in full, the Company hereby covenants to the Holder as set forth in this Section 7.

(a)          Validly Issued Shares. All shares of Common Stock that may be issued upon exercise of this Warrant, assuming full payment of the Aggregate Exercise Price, shall, upon delivery by the Company, be duly authorized and validly issued, fully paid and non-assessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims (other than security interests, encumbrances and claims to which the Holder is subject prior to or upon the issuance of the applicable Warrant Shares, restrictions under applicable U.S. federal and/or state securities Laws and other transfer restrictions described herein).

(b)         Reservation of Shares. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, free of preemptive rights, such number of its duly authorized shares of Common Stock as shall be sufficient to enable the Company to issue the shares of Common Stock issuable upon exercise in full of this Warrant.

(c)          Affirmative Actions to Permit Exercise and Realization of Benefits. If any shares of Common Stock reserved or to be reserved for the purpose of the exercise of this Warrant, or any shares or other securities reserved or to be reserved for the purpose of issuance pursuant to Section 5 hereof, require registration with or approval of any Governmental Authority under any U.S. federal or state Law (other than securities Laws) before such shares or other securities may be validly delivered upon exercise of this Warrant, then the Company covenants that it will, at its sole expense, secure such registration or approval, as the case may be (including, without limitation, approvals or expirations of waiting periods required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended).

(d)          Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of this Warrant in a manner that would require the registration under the Securities Act of the sale of this Warrant to the Holder or any assignee of the Holder.

SECTION 8.          Registration Rights

(a)          Registration of Warrant Shares.

(i)          No later than sixty (60) days after the Issue Date, the Company shall prepare and file with the Commission one registration statement on Form S-3 (or, if the Company is not then eligible to use Form S-3 to register the resale of the Warrant Shares, on such form of registration statement as is then available to effect a registration therefor) (the “Registration Statement”) covering the resale of the Warrant Shares.  The Holder shall not be named as an “underwriter” in the Registration Statement without the Holder’s prior written consent.  Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Warrant Shares.  Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any holder other than the Holder without the prior written consent of the Holder; provided that the Registration Statement may include securities to be registered pursuant to (i) that certain Registration Rights Agreement, dated as of June 24, 2018, among the Company, Aquestive Partners, LLC, and the other parties named therein (as such agreement is in effect on the date hereof) (the “Bratton RRA”), and (ii) the shares of Common Stock issued or issuable upon exercise of the other warrants dated the date hereof, each by and between the Company and each other holder party thereto.  The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Holder and its counsel prior to its filing or other submission.

(ii)          The Company shall use reasonable best efforts to have the Registration Statement declared effective within ninety (90) days after the Issue Date.  The Company shall notify the Holder by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective, and shall simultaneously provide the Holder with a number of copies of any related prospectus reasonably requested to be used in connection with the sale or other disposition of the securities covered thereby.

(iii)          For not more than thirty (30) consecutive days, and for not more than an aggregate of sixty (60) days in any twelve (12) month period, the Company may suspend the use of any prospectus included in the Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary (A) to delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time would be, in the good faith opinion of the Company, materially detrimental to the Company, or (B) to amend or supplement the affected Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided that the Company shall promptly (x) notify the Holder in writing of the commencement of and the reasons for an Allowed Delay, but shall not (without the prior written consent of the Holder) disclose to the Holder any material non-public information giving rise to an Allowed Delay; (y) advise the Holder in writing (including via e-mail) to cease all sales under the Registration Statement until the end of the Allowed Delay; and (z) use commercially reasonable best efforts to terminate an Allowed Delay as promptly as practicable.

(b)          Piggyback Rights. Without limiting Section 8(a), the Company agrees that it shall notify the Holder in writing at least 10 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of Common Stock of the Company (including, without limitation, registration statements relating to secondary offerings of securities of the Company, but excluding any Special Registration Statement) that would be filed at any time during which this Warrant is still outstanding and/or the Holder continues to hold any Warrant Shares, and the Company will afford the Holder an opportunity to include in such registration statement all or part of the Warrant Shares subject to the provisions hereof (such registration statement, the “Piggyback Registration Statement”). If the Holder desires to include in any such Piggyback Registration Statement all or any part of the Warrant Shares held by it, the Holder shall, within seven days after the above-described notice from the Company, so notify the Company in writing and shall thereafter furnish the Company with such information as the Company reasonably requires to effect the registration of such Warrant Shares. The Company will use its commercially reasonable efforts to cause such Warrant Shares as to which inclusion shall have been so requested to be included in the Piggyback Registration Statement. The Holder shall be entitled to sell the Warrant Shares included in a Piggyback Registration Statement in accordance with the method of distribution requested by it; provided that, if the Piggyback Registration Statement relates to an underwritten offering, then (i) the Company shall be entitled to select the underwriters in its sole discretion and (ii) the Holder must sell all Warrant Shares included on the Piggyback Registration Statement in such underwritten offering pursuant to an underwriting agreement containing terms and conditions that are customary for secondary offerings.  The Company may withdraw a Piggyback Registration Statement prior to its being declared effective without incurring any liability to the Holder and shall not be required to keep a Piggyback Registration Statement effective for longer than the period contemplated by the intended manner of distribution for the securities of the Company to be sold by the Company as described in the prospectus included in the Piggyback Registration Statement. The piggyback registration rights provided for in this Section 8(b) shall not apply to securities which may be sold pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1).

(c)          Underwriter Cutback.  In the event the managing underwriter shall be of the opinion that the number of such securities, when taken together with the Warrant Shares requested to be included in an offering pursuant to Section 8(a) or (b), alone or taken together with the equity securities of the Company to be included therein, would adversely affect the marketing of such offering (including the price at which the securities of the Company may be sold), then the number of securities to be included in such underwritten offering will be reduced (an “Underwriter Cutback”), with the securities to be included in such offering based on the following priority: (w) first, in the case of a registration under Section 8(b), the number of securities that the Company seeks to include in the offering, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which such securities of the Company may be sold); (x) second, if such underwritten offering is a Demand Registration (as defined in the Bratton RRA), to the Demand Holders (as defined in the Bratton RRA) and Other Priority Holders (as defined in the Bratton RRA) as set forth in the Bratton RRA; (y) third, the number of the securities of the Company requested to be included by the Holder and any other Person(s) who has (have) elected to include securities pursuant to written agreements with the Company, in each case, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities (including the Warrant Shares) may be sold); and (z) fourth, the number of securities of the Company requested to be included by (1) the Company, in the case of a registration pursuant to Section 8(a) and (2) any other Person(s) in the offering with the permission of the Company, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities of the Company may be sold). The Underwriter Cutbacks described in the immediately preceding clause (y) shall be allocated pro rata among the participating Persons, including the Holder, on the basis of the number of securities requested to be included in such registration by such Persons.

(d)          Expenses.  The expenses of any such registration under Section 8(a) or (b) above (other than any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Warrant Shares, and the fees and disbursements of counsel for the selling security holders, other than one special counsel for the selling security holders in any offering) shall be borne by the Company. If the Holder decides not to include all of its Warrant Shares in any registration statement thereafter filed by the Company, the Holder shall nevertheless continue to have the right to include any Warrant Shares in any subsequent Piggyback Registration Statement or Piggyback Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(e)          Incorporation of Other Provisions.  To the extent not duplicative of or inconsistent with the terms hereof, the provisions of Sections 4, 6, 7 and (to the extent necessary to permit interpretation) 8 of the Bratton RRA shall apply to the registration rights provisions and related obligations in this Section 8, mutatis mutandis.

(f)          Listing of the Warrant Shares. To the extent applicable, the Company shall promptly secure the listing of the Warrant Shares on whichever market is at the time the principal trading exchange or market for the Common Stock, based upon share volume, after such time as the Warrant Shares are no longer required to contain the legend referred to in Section 6 hereof, and the Company shall provide to the Holder evidence of such listing.

(g)          Compliance with Rule 144. The Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Holder owns any Warrant Shares, if the Company is not required to file reports pursuant to such laws, the Company will prepare and furnish to the Holder and make publicly available in accordance with Rule 144 such information as is required for the Holder to sell Warrant Shares under Rule 144. So long as the Warrant Shares are not registered under an effective registration statement, the Company further covenants that it will take such further action as the Holder may reasonably request and is within the Company’s control, all to the extent required from time to time to enable the Holder to sell such Warrant Shares without registration under the Securities Act within the limits of the exemptions provided by Rule 144.

SECTION 9.          Definitions. As used herein, the following terms shall have the following meanings.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified.

“Aggregate Exercise Price” has the meaning set forth in Section 2(a) hereof.

“Aggregate Number” has the meaning set forth in the preamble hereto.

“Allowed Delay” has the meaning set forth in Section 8(a) hereof.

“Alternate Consideration” has the meaning set forth in Section 5(h) hereof.

“Bloomberg” means Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of the Common Stock).

“Bratton RRA” has the meaning set forth in Section 8(a)(i) hereof.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City.

“Cash Change of Control” has the meaning set forth in Section 5(g) hereof.

“Change of Control” means any of the following, whether directly or indirectly and whether in one or a series of related transactions: (i) the sale, assignment, transfer, conveyance or other disposal of all or substantially all of the assets or all or a majority of the outstanding voting shares of capital stock of the Company, other than to any of the Permitted Holders, (ii) a purchase, tender or exchange offer accepted by the holders of a majority of the outstanding voting shares of capital stock of the Company or (iii) a “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), other than to any of the Permitted Holders, directly or indirectly, of a majority of the voting power of the capital stock of the Company including pursuant to any merger, consolidation or other business combination, other than any of the Permitted Holders; provided that for purposes of Section 5(g) any of the foregoing references to “a majority” of the voting power of the capital stock of the Company or “a majority” of the outstanding voting shares of capital stock of the Company shall be deemed to refer to “100% of” such voting power or voting shares, as the case may be.

“Commission” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Common Stock” means (i) the Company’s common stock, par value $0.001 per share, and (ii) any other capital stock into which such common stock is reclassified or reconstituted.

“Common Stock Deemed Outstanding” has the meaning set forth in Section 5(a)(i) hereof.

“Company” has the meaning set forth in the preamble hereto.

“Ex-Date” has the meaning set forth in Section 5(a)(i) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exercise Amount” has the meaning set forth in Section 2(a) hereof.

“Exercise Price” has the meaning set forth in the preamble hereto.

“Expiration Date” has the meaning set forth in the preamble hereto.

“Fair Market Value Per Share” means as of any date: (i) the last reported sale price or, if there are no sales, the last reported bid price of the Common Stock on the Business Day immediately prior to such date on the New York Stock Exchange, the NYSE American LLC, the NASDAQ Global Market, the NASDAQ Global Select Market or the Nasdaq Capital Market (or any of their respective successors) as reported by Bloomberg; (ii) if clause (i) above does not apply, the last sales price of the Common Stock in the over-the-counter market on the pink sheets or bulletin board for such security on the Business Day immediately prior to such date as reported by Bloomberg or, if there are no sales, the last reported bid price of the Common Stock on the Business Day immediately prior to the date of exercise as reported by Bloomberg; or (iii) if fair market value cannot be calculated as of such date on the basis of either clause (i) or clause (ii) above, the price determined in good faith by the Company’s board of directors or upon the advice of an independent investment banking, financial advisory or valuation firm or appraiser as selected by the Company’s board of directors.

“Fair Value” means the fair value of any securities or other distributed property determined as follows:

(i) in the case of securities listed on any United States national or regional securities exchange, the volume weighted average price (“VWAP”) of a single unit of such security in composite trading for the principal exchange on which such securities are listed for the 20 trading days ending on, but excluding, the date of valuation (or if the security has been listed for fewer than 20 trading days, the VWAP for such lesser period of time); or

(ii) in all other cases, the fair value as of a date not earlier than 10 Business Days preceding the specified date as determined in good faith by the Company’s board of directors or upon the advice of an independent investment banking, financial advisory or valuation firm or appraiser as selected by the Company’s board of directors;

provided, however, that notwithstanding the foregoing, if the Company’s board of directors determines in good faith that the application of clause (i) of this definition would result in a VWAP based on the trading prices of a thinly-traded security such that the price resulting therefrom may not represent an accurate measurement of the fair value of such security, the board of directors at its election may apply the provisions of clause (ii) of this definition in lieu of clause (i) with respect to the determination of the fair value of such security.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof or any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including, without limitation, regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-making, rule-making or regulation-making organizations or entities of any state, territory, county, city or other political subdivision of the United States.

“Holder” has the meaning set forth in the preamble hereto.

“Issue Date” has the meaning set forth in the preamble hereto.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

 “Notice of Exercise” has the meaning set forth in Section 2(a) hereof.

“Offer Expiration Date” has the meaning set forth in Section 5(a)(iii) hereof.

“Permitted Holders” means, at any time, each of Mr. Douglas Bratton, Bratton Capital Management L.P., MRX Partners, LLC, Monoline R.X., L.P., Monoline II R.X., L.P. and Monoline III R.X., L.P.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“Piggyback Registration Statement” has the meaning set forth in Section 8(b) hereof.

“Principal Office” means the Company’s principal office as set forth in Section 14 hereof or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Holder.

“Purchase Agreement” has the meaning set forth in the recitals hereto.

“Registration Statement” has the meaning set forth in Section 8(a) hereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule 144.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Special Registration Statement” means (i) a registration statement relating to any employee benefit plan; (ii) with respect to any corporate reorganization or transaction under Rule 145 promulgated under the Securities Act, any registration statement related solely to the issuance or resale of securities issued in such a transaction; (iii) a registration statement related solely to stock issued upon conversion of debt securities; (iv) any registration statement filed under Rule 462(b) promulgated under the Securities Act; or (v) any registration statement on Form S-4 or Form S-8 not contemplated by clauses (i) – (iv) hereof.

“Trigger Event” has the meaning set forth in Section 5(c)(i) hereof.

“Underwriter Cutback” has the meaning set forth in Section 8(c) hereof.

“Warrant” has the meaning set forth in the preamble hereto.

“Warrant Securities” means, collectively, this Warrant and the Warrant Shares.

“Warrant Shares” means (i) the shares of Common Stock issued or issuable upon exercise of this Warrant in accordance with its terms and (ii) all other shares of the Company’s capital stock issued with respect to such shares by way of stock dividend, stock split or other reclassification or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s capital stock.

SECTION 10.          Survival of Provisions. Upon the full exercise by the Holder of its rights to purchase Common Stock under this Warrant, all of the provisions of this Warrant shall terminate, other than the provisions of Sections 6-21 hereof, which shall expressly survive such exercise until the later of (a) the Expiration Date and (b) the time when the Holder no longer holds any Warrant Shares.

SECTION 11.          Delays, Omissions and Indulgences. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Warrant, or any waiver on the Holder’s part of any provisions or conditions of this Warrant, must be in writing and that all remedies under this Warrant, by Law or otherwise afforded to the Holder shall be cumulative and not alternative.

SECTION 12.          Rights of Transferees. Subject to Section 6 hereof, the rights granted under this Warrant to the Holder shall pass to and inure to the benefit of all subsequent transferees of all or any portion of this Warrant (provided, that the Holder and any transferee shall hold such rights in proportion to their respective ownership of this Warrant and the Warrant Shares) until extinguished pursuant to the terms hereof.

SECTION 13.          Captions. The section headings and other captions appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Warrant.

SECTION 14.          Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Warrant) shall be given or made in writing delivered to the applicable addresses specified below or at such other address as shall be designated by the Company or the Holder, as applicable, in a notice to the other. Except as otherwise provided in this Warrant, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid.

(a)          If to the Company:

Aquestive Therapeutics, Inc.
30 Technology Drive
Warren, New Jersey 07059
Attention: Chief Financial Officer & General Counsel
Facsimile: 908-561-1209

with a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attention: David Rosenthal
Facsimile: 212-698-3599

(b)          if to the Holder:

[        ]

with a copy to:

[        ]

SECTION 15.          Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided, that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder. The Company shall not require the Holder to provide an opinion of counsel if any transfer by the Holder is to an Affiliate of the Holder; provided, that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and the Holder and such transferee each complies in all respects with the applicable transfer procedures set forth in Section 6 hereof.

SECTION 16.          Amendments. Neither this Warrant nor any term hereof may be amended, changed, waived, discharged or terminated without the prior written consent of the Holder and the Company to such action.

SECTION 17.          Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable Law the parties hereto agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

SECTION 18.         Governing Law. This Warrant and the rights and obligations of the Holder and the Company hereunder shall be governed by, and construed in accordance with, the Law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the Laws of any other jurisdiction; provided, that Section 5-1401 of the New York General Obligations Law shall apply.

SECTION 19.        Entire Agreement. This Warrant, together with the Purchase Agreement and the other documents contemplated thereby, are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

SECTION 20.        Rules of Construction. Unless the context otherwise requires, “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Warrant. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

SECTION 21.         No Effect Upon Lending Relationship. Notwithstanding anything herein to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of the Holder or any of its Affiliates in its capacity as a lender to the Company pursuant to any agreement under which the Company has borrowed money from the Holder or any of its Affiliates, including, without limitation, the Purchase Agreement. Without limiting the generality of the foregoing, neither the Holder nor any Affiliate of the Holder, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have any duty to consider (a) its status or the status of any of its Affiliates as a direct or indirect equity holder of the Company, (b) the equity of the Company or (c) any duty it may have to any other direct or indirect equity holder of the Company, except as may be required by commercial Law applicable to creditors generally.

{Remainder of Page Intentionally Left Blank}

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and executed in its corporate name by a duly authorized officer as of the date first written above.

AQUESTIVE THERAPEUTICS, INC.

By:
Name:
Title:

Accepted and agreed:

[                                            ]

By:
Name:
Title:

{Signature Page to Warrant}

EXHIBIT A

Form of
NOTICE OF EXERCISE

To:	Aquestive Therapeutics, Inc.
30 Technology Drive
Warren, New Jersey 07059
Attention: Chief Financial Officer & General Counsel
Facsimile: 908-561-1209

1.          The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to __________ shares of Common Stock (the “Exercise Amount”). Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

2.          The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

______ Exercise for Cash
______ Cashless Exercise

3.          Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

(Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

(Address of Record Holder/Transferee)

4.          The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment purposes and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

5.          If the Exercise Amount is less than all of the shares of Common Stock purchasable under the attached Warrant, please issue a new warrant representing the remaining balance of such shares, as follows:

(Name of Record Holder/Transferee)

and deliver such warrant to the following address:

(Address of Record Holder/Transferee)

(Signature)

(Date)
A-1

EXHIBIT B

Form of
NOTICE OF ASSIGNMENT

FOR VALUE RECEIVED, the Holder (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Aquestive Therapeutics, Inc. (the “Company”) covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 6 of the Warrant and applicable U.S. federal and state securities laws:

(Name of Assignee)

(Address of Assignee)

(Number of Shares)

(Dated)

(Signature)

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 6 thereof.

By:
Name:
Title:
Address:

B-1